EXECUTION COPY

AMENDMENT NO. 1 dated as of October 12, 2012 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 5, 2011 (the “Credit Agreement”), among TEREX CORPORATION, a Delaware corporation (“Terex”), the Subsidiary Borrowers (as defined in Article I of the Credit Agreement), the Lenders (as defined in Article I of the Credit Agreement), the Issuing Banks (as defined in Article I of the Credit Agreement) and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
A.    Pursuant to the terms of the Credit Agreement, (i) the U.S. Term Lenders made U.S. Term Loans (the “Existing U.S. Term Loans”) to Terex and (ii) the Euro Term Lenders made Euro Term Loans (the “Existing Euro Term Loans” and, together with the Existing U.S. Term Loans, the “Existing Term Loans”) to the European Borrower.
B.    The Borrowers and the Subsidiary Guarantors are party to one or more of the Security Documents, pursuant to which, among other things, the Guarantors guaranteed the Obligations of the Borrowers under the Credit Agreement and provided security therefor.
C.    The Borrowers have requested that the Credit Agreement be amended (i) to provide for new term loans denominated in dollars (the “New U.S. Term Loans”) to be made to Terex in an aggregate principal amount of $455,499,000 and new term loans denominated in Euro (the “New Euro Term Loans” and, together with the New U.S. Term Loans, the “New Term Loans”) to be made to the European Borrower in an aggregate principal amount of €198,000,000, (A) the proceeds of such New U.S. Term Loans to be used by Terex, together with cash on hand of Terex, to repay in full all outstanding Existing U.S. Term Loans and pay fees and expenses incurred in connection with the foregoing and (B) the proceeds of such New Euro Term Loans to be used by the European Borrower, together with cash on hand of the European Borrower, to repay in full all outstanding Existing Euro Term Loans and pay fees and expenses incurred in connection with the foregoing, and (ii) to make the other changes thereto set forth herein.
D.    Each New U.S. Term Lender (as defined below), each New Euro Term Lender (as defined below) and the Required Lenders are willing to so amend the Credit Agreement.
E.    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement.
(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:
“Amendment No. 1” shall mean Amendment No. 1 dated as of October 12, 2012, to this Agreement.
“Amendment No. 1 Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in Amendment No. 1.
“Performance Letter of Credit” shall mean (a) each Letter of Credit listed on Schedule I to Amendment No. 1 and (b) each Letter of Credit issued after the Amendment No. 1 Effective Date if (i) the applicable Borrower identifies such Letter of Credit at the time it requests the same as a Performance Letter of Credit and (ii) such Letter of Credit requires payment by the Issuing Bank only in the event that the applicable Borrower fails to perform a nonfinancial contractual obligation. In the event the Administrative Agent reasonably determines that the Board or any other relevant Governmental Authority would determine that a Letter of Credit previously identified as a Performance Letter of Credit should be considered instead as a financial standby letter of credit, then such a Letter of Credit will cease to qualify as a Performance Letter of Credit from and after the date of notice of such determination by the Administrative Agent to Terex.
“Repricing Transaction” shall mean (a) any prepayment or repayment of any Term Loans with the proceeds of, or any conversion of, any Term Loans into other bank loans (including any additional loans made under this Agreement pursuant to Section 2.27) for the purpose of prepaying, repaying or replacing all or any of the Term Loans and having or resulting in an initial yield (calculated by the Administrative Agent using the same methodology described in Section 2.27(b)) less than the yield (calculated by the Administrative Agent as aforesaid) of the Loans being prepaid, repaid or replaced or (b) any amendment to this Agreement, the purpose of which is to reduce the yield of all or any of the Term Loans.
(b) Clauses (a) and (b) of the definition of the term “Applicable Percentage” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
(a) with respect to any U.S. Term Loan, (i) 3.50% per annum, in the case of a Eurocurrency Term Loan, or (ii) 2.50% per annum, in the case of an ABR Term Loan, (b) with respect to any Euro Term Loan, 4.00% per annum,

(c) The last sentence of the definition of the term “EURIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Notwithstanding the foregoing, except to the extent otherwise provided in the applicable Incremental Assumption Agreement, (i) the “EURIBO Rate” in respect of any Interest Period applicable to any Revolving Loans will be deemed to be 1.50% per annum if the EURIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.50% per annum and (ii) the “EURIBO Rate” in respect of any Interest Period applicable to any Term Loans will be deemed to be 1.00% per annum if the EURIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum.
(d) Section 1.01 of the Credit Agreement is hereby further amended by deleting therefrom the defined term “Incremental Amount”.
(e) The proviso to the definition of the term “Interest Coverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
; provided that for each relevant period, to the extent otherwise included therein, (i) the amount of interest paid on Terex's 10.875% Senior Notes due 2016 and the term loans that were outstanding prior to the Funding Date under the Existing Credit Agreement and (ii) the amount of interest attributable to the portion of Terex's 4% Convertible Senior Subordinated Notes due 2015 that were retired by Terex prior to the Amendment No. 1 Effective Date shall be deducted from Consolidated Interest Expense for such relevant period.
(f) The last sentence of the definition of the term “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Notwithstanding the foregoing, except to the extent otherwise provided in the applicable Incremental Assumption Agreement, (i) the “LIBO Rate” in respect of any Interest Period applicable to any Revolving Loans will be deemed to be 1.50% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.50% per annum and (ii) the “LIBO Rate” in respect of any Interest Period applicable to any Term Loans will be deemed to be 1.00% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum.
(g) Section 2.02(g)(ii) of the Credit Agreement is hereby amended by deleting therefrom the sentence “For the avoidance of doubt, the remaining Incremental Amount shall not be reduced by the amount of any Converted U.S. Term Loan.”.

(h) Section 2.05(c)(i) (L/C Participation Fees) of the Credit Agreement is hereby amended by inserting the following immediately after the words “at a rate equal to” therein:
(A)    in the case of Performance Letters of Credit, 50% of the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurocurrency Loans pursuant to Section 2.06, and (B) in the case of all other Letters of Credit, 100% of
(i) Sections 2.11(a)(i) and (ii) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
(i)    Terex shall pay to the Administrative Agent, for the account of the U.S. Term Lenders, on the last Business Day of each March, June, September and December of each year (each such date being called a “U.S. Term Loan Repayment Date”), commencing on the last Business Day of December 2012, a principal amount of the U.S. Term Loans (as adjusted from time to time pursuant to Sections 2.02(g), 2.12(b), 2.13(e) and 2.27(d)) equal to 0.25% of the aggregate principal amount of the U.S. Term Loans outstanding on the Amendment No. 1 Effective Date, with the balance payable on the Term Loan Maturity Date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(ii)    The European Borrower shall pay to the Administrative Agent, for the account of the Euro Term Lenders, on the last Business Day of each March, June, September and December of each year (each such date being called a “Euro Term Loan Repayment Date”), commencing on the last Business Day of December 2012, a principal amount of the Euro Term Loans (as adjusted from time to time pursuant to Sections 2.02(g), 2.12(b), 2.13(e) and 2.27(d)) equal to 0.25% of the aggregate principal amount of the Euro Term Loans outstanding on the Amendment No. 1 Effective Date, with the balance payable on the Term Loan Maturity Date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(j) Section 2.12(d) (Prepayment Protection) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(d) Notwithstanding the foregoing, in the event that, prior to the first anniversary of the Amendment No. 1 Effective Date, (i) a Borrower refinances or makes any prepayment of Term Loans in connection with any Repricing Transaction, (ii) this Agreement is amended or otherwise modified to effect a Repricing Transaction or (iii) a Lender is required to assign all or any part of its Term Loans as a result of its failure to consent to an amendment or other modification of this Agreement that would constitute a Repricing Transaction, then in each case the applicable Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, a payment of 1.00% of the aggregate principal amount of the Term Loans so subject to such amendment or modification, or so prepaid, refinanced or assigned, as the case may be.

(k) Section 2.23(b)(A) (Maximum L/C Exposure) of the Credit Agreement is hereby amended by deleting therefrom the amount “$250,000,000” and substituting therefor the amount “$300,000,000”.
(l) Section 2.27(a) (Incremental Commitments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a) The Borrowers may, from time to time, by written notice to the Administrative Agent, request Incremental Term Loan Commitments, additional Domestic Revolving Credit Commitments and/or additional Multicurrency Revolving Credit Commitments, as applicable, from one or more Incremental Term Lenders or persons who will become Domestic Revolving Credit Lenders and/or Multicurrency Revolving Credit Lenders (which may include any existing Lender willing to provide the same, in their own discretion); provided that at the time of the incurrence of such Incremental Term Loan Commitments, additional Domestic Revolving Credit Commitments and/or additional Multicurrency Revolving Credit Commitments and immediately after giving effect thereto and to the use of the proceeds thereof (assuming the full utilization thereof), (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) the Senior Secured Leverage Ratio shall be less than or equal to 2.50 to 1.00; provided further that each such person, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld and shall be given or withheld within three Business Days and, if withheld, the reason therefor shall be specified in writing promptly thereafter). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments, additional Domestic Revolving Credit Commitments and/or additional Multicurrency Revolving Credit Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 (or, in minimum increments of €1,000,000 and a minimum amount of €5,000,000, in respect of commitments to make additional Euro Term Loans)), (ii) the date on which such Incremental Term Loan Commitments, additional Domestic Revolving Credit Commitments and/or additional Multicurrency Revolving Credit Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 calendar days after the date of such notice, unless otherwise agreed to by the Administrative Agent) and (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be U.S. Term Loan Commitments, Euro Term Loan Commitments or commitments to make term loans with terms different from the U.S. Term Loans or Euro Term Loans (“Other Term Loans”). For the avoidance of doubt, Incremental Term Loan Commitments may be denominated, and Incremental Term Loans may be made, in dollars, Pounds, Australian Dollars or Euro. Any Incremental Term Loans denominated in Australian Dollars, Pounds or Euro shall be Other Term Loans (unless they are denominated in Euro and represent commitments to make Term Loans having the same terms as the Euro Term Loans).

(m) Section 6.01(e)(ii)(x) (Additional L/C Facility) of the Credit Agreement is hereby amended by deleting therefrom the amount “$100,000,000” and substituting therefor the amount “$200,000,000”.
(n) Section 6.01(e)(ii)(y) (Maximum L/C Exposure) of the Credit Agreement is hereby amended by deleting therefrom the amount “$250,000,000” and substituting therefor the amount “$300,000,000”.
(o) Section 6.01(k)(B)(y) (Acquired Debt) of the Credit Agreement is hereby amended by deleting therefrom the amount “$25,000,000” and substituting therefor the amount “$100,000,000”.
(p) Section 6.01(o)(i) (Foreign Subsidiary Debt) of the Credit Agreement is hereby amended by deleting therefrom the amount “$100,000,000” and substituting therefor the amount “$200,000,000”.
(q) Section 6.01(p)(ii)(B) (General Debt) of the Credit Agreement is hereby amended by deleting therefrom the amount “$100,000,000” and substituting therefor the amount “$200,000,000”.
(r) Section 6.02(i)(i) of the Credit Agreement is hereby amended by deleting therefrom the section reference “6.01(j)” and substituting therefor the section reference “6.01(k)”.
(s) The last sentence of Section 6.06(a) (Restricted Payments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Notwithstanding the foregoing, Terex may (x) repurchase Equity Interests in accordance with Section 6.04(i) and (y) pay dividends on, and repurchase, Equity Interests for any other reason in an aggregate amount not to exceed $20,000,000 during any quarter.
(t) Section 6.08(b) (Receivables Transactions) of the Credit Agreement is hereby amended by deleting therefrom the amount “$250,000,000” in each place that it occurs and substituting therefor the amount “$400,000,000” in each such place.
(u) Section 6.09(b)(ii) (Prepayment of Other Debt) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(ii) Terex and its Restricted Subsidiaries shall be permitted to do any of the foregoing if all of the following conditions are satisfied: (x) at the time of such distribution or payment and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would arise as a result thereof and (y) either (A) immediately after giving effect to such distribution or payment, the Consolidated Leverage Ratio shall be less than or equal to 3.75 to 1.00 or (B) the aggregate amount of all such distributions or payments made pursuant to this Section 6.09(b) at any time when the Consolidated Leverage Ratio exceeds 3.75 to 1.00 would not exceed $100,000,000,

(v) The grid set forth in Section 6.11 (Senior Secured Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
Funding Date through and including September 30, 2011	4.00 to 1.00
October 1, 2011 through and including December 31, 2011	3.50 to 1.00
January 1, 2012 through and including March 31, 2012	3.00 to 1.00
Thereafter	2.50 to 1.00

SECTION 2. Loans.
(a) Subject to the terms and conditions set forth herein and in the Credit Agreement, (i)(x) each person designated as a “U.S. Term Lender” on Schedule II hereto (each, a “New U.S. Term Lender”) agrees, severally and not jointly, to make a New U.S. Term Loan to Terex on the Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule II hereto and (y) each person designated as a “Euro Term Lender” on Schedule II hereto (each, a “New Euro Term Lender”) agrees, severally and not jointly, to make a New Euro Term Loan to the European Borrower on the Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule II hereto, and (ii) from and after the making of the New Term Loans on the Amendment Effective Date, each New U.S. Term Loan shall be a “U.S. Term Loan” and a “Loan”, each New Euro Term Loan shall be a “Euro Term Loan” and a “Loan”, each New U.S. Term Lender shall be a “U.S. Term Lender” and a “Lender” and each New Euro Term Lender shall be a “Euro Term Lender” and a “Lender”, in each case, for all purposes under the Credit Agreement as amended hereby and the other Loan Documents. The proceeds of the New Term Loans will be used by Terex and the European Borrower solely to make the Loan Repayment (as defined below) and to pay fees and expenses incurred in connection therewith.
(b) On the Amendment Effective Date, (i) Terex shall repay all Existing U.S. Term Loans outstanding under the Credit Agreement, together with accrued and unpaid interest thereon, with the proceeds of the New U.S. Term Loans and cash on hand of Terex (the “U.S. Loan Repayment”) and (ii) the European Borrower shall repay all Existing Euro Term Loans outstanding under the Credit Agreement, together with accrued and unpaid interest thereon, with the proceeds of the New Euro Term Loans and cash on hand of the European Borrower (the “Euro Loan Repayment” and together with the U.S. Loan Repayment, the “Loan Repayment”).

SECTION 3. Reaffirmation. Each of the Loan Parties, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Amendment, the Credit Agreement and the Security Documents continue to be in full force and effect (in the case of the Credit Agreement, as expressly amended hereby) and (b) affirms and confirms (i) its obligations under each of the Loan Documents to which it is a party, (ii) its guarantee of the Obligations, as applicable, and (iii) the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Loan Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, including in respect of the New Term Loans.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, the Issuing Banks and each of the Lenders that:
(a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.
(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 5. Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which:
(a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Loan Parties, (ii) the Administrative Agent, (iii) the Required Lenders and (iv) each New Term Lender; provided that Section 1(h) of this Amendment shall become effective only if and when (x) the Amendment Effective Date shall have occurred and (y) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of each Revolving Credit Lender;
(b) the Administrative Agent shall have received, on behalf of itself and the Lenders, executed legal opinions of (i) Bryan Cave LLP, counsel to the Loan Parties, (ii) Eric I. Cohen, General Counsel of Terex, and (iii) Eversheds, counsel to the European Borrower, in each case substantially in the form delivered on the Restatement Closing Date and reasonably satisfactory in form and substance to the Administrative Agent, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders;
(c) The Administrative Agent shall have received (i) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State (or comparably entity) of the state (or comparable jurisdiction) of its organization (or, in the case of a Subsidiary Borrower, if such jurisdiction does not issue such certificates, a comparable document or the results of searches of official registries demonstrating good standing or lack of insolvency proceedings against such Loan Party, as available); (ii) a certificate of the Secretary, Assistant Secretary or Director, as applicable, of each Loan Party dated the

Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of (1) the by-laws (or comparable organizational documents) and (2) the certificate or articles of incorporation (or comparable organizational documents), including all amendments thereto, certified as of a recent date by such Secretary of State (or comparable entity) (or, in the case of a Subsidiary Borrower, if no such certification is available, comparable certification or an extract of such documents filed with any official registry, as available), in each case of such Loan Party as in effect on the Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below (or, if such by-laws (or comparable documents) or certificate or articles of incorporation (or comparable documents) have not been amended or modified since any delivery thereof to the Administrative Agent on or following May 1, 2011, certifying that no such amendment or modification has occurred), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or comparable governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above.
(d) all fees and other amounts due and payable on or prior to the Amendment Effective Date and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to reimbursed or paid by Terex under any Loan Document;
(e) the Administrative Agent shall have received a Borrowing Request in respect of the New Term Loans not later than 12:00 noon, New York City time, three (3) Business Days before the proposed Amendment Effective Date;
(f) the Administrative Agent shall have received notice of the prepayment of Existing Term Loans in accordance with Section 2.12 of the Credit Agreement;
(g) the Administrative Agent shall have received all documentation and other information reasonably requested by it that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and
(h) simultaneously with the effectiveness of this Amendment, the New Term Loans shall have been made.
The Administrative Agent shall notify the Borrowers and the Lenders of the Amendment Effective Date, and such notice shall be conclusive absent manifest error.

SECTION 6. Real Estate Collateral. Terex shall, and shall cause its Subsidiaries to, deliver to the Collateral Agent as soon as practicable and in any event within 45 calendar days after the Amendment Effective Date (or such later date as shall be acceptable to the Collateral Agent in its sole discretion), (i) an amendment to each Mortgage encumbering Mortgaged Properties which shall provide that such Mortgage remains in full force and effect and continues to secure the Obligations, as amended by the Amendment to the Credit Agreement and (ii) if available in each applicable jurisdiction, date down endorsements to the mortgagee's title policies issued to the Administrative Agent in connection with the Mortgages in respect of each of the Mortgaged Properties, in each case in form and substance satisfactory to the Administrative Agent.
SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrowers or the Subsidiary Guarantors under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. For the avoidance of doubt, if applicable, the changes to the pricing of the L/C Participation Fee effected by this Amendment shall become effective with respect to all outstanding Performance Letters of Credit from and after (and only with respect to the periods or portions of period occurring after) the Amendment Effective Date.
SECTION 8. No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement (except as otherwise expressly provided with respect to the Loan Repayment) or discharge or release the Lien of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same (except as otherwise expressly provided with respect to the Loan Repayment), which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any document contemplated hereby shall be construed as a release or other discharge of the Borrowers under the Credit Agreement or the Borrowers or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Amendment (except as otherwise expressly provided with respect to the Loan Repayment). The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified hereby.

SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.
SECTION 11. Notices. All notices hereunder or in connection herewith shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.
SECTION 12. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TEREX CORPORATION,
by

Name:
Title:

NEW TEREX HOLDINGS UK LIMITED,
by

Name:
Title:

TEREX INTERNATIONAL FINANCIAL SERVICES COMPANY,
by

Name:
Title:

TEREX AUSTRALIA PTY LTD (ACN 010 671 048),
by

Name:
Title: Director

by

Name:
Title: Director/Secretary

TEREX ITALIA S.R.L.,
by

Name:
Title:

[Signature Page to Terex Amendment No. 1 to the Credit Agreement]

EACH SUBSIDIARY OF TEREX CORPORATION LISTED ON SCHEDULE III HERETO,
by

Name:
Title:

POWERSCREEN USA LLC
by Powerscreen Holdings, Inc., its managing member,
by

Name:
Title:

TEREX USA, LLC
by

Name:
Title:

[Signature Page to Terex Amendment No. 1 to the Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually as a Lender and as Administrative Agent and Collateral Agent
by

Name:
Title:

by

Name:
Title:

[Signature Page to Terex Amendment No. 1 to the Credit Agreement]

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF THE DAY AND YEAR FIRST WRITTEN ABOVE, RELATING TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 5, 2011, OF TEREX CORPORATION

Name of Institution:____________________________________________________________________

By

Name:
Title:

For any Lender requiring a second signature line:
By

Name:
Title:

[Signature Page to Terex Amendment No. 1 to the Credit Agreement]